UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)        March 4, 2009

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)
NEVADA
(State or other jurisdiction of incorporation)
001-32373	27-0099920
(Commission File Number)	(I.R.S. Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA	89109
(Address of principal executive offices)	(Zip Code)

(702) 414-1000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

A. Michael A. Leven

On March 9, 2009, Las Vegas Sands Corp. (“LVSC”) announced that it has appointed Michael A. Leven, 71, as the President and Chief Operating Officer of LVSC and its wholly-owned subsidiary, Las Vegas Sands, LLC (together with LVSC, the “Company”), effective April 1, 2009. Mr. Leven has served as the Chief Executive Officer of the Georgia Aquarium since September 2008. From January 2006 through September 2008, Mr. Leven was the Vice Chairman of the Marcus Foundation, Inc., a non-profit foundation. Until December 2006, Mr. Leven was the Chairman, Chief Executive Officer and President of U.S. Franchise Systems, Inc., the company he founded in 1995 that developed and franchised the Microtel Inns & Suites and Hawthorn Suites hotel brands. He was previously the president and chief operating officer of Holiday Inn Worldwide, president of Days Inn of America, and president of Americana Hotels. Mr. Leven has been a member of LVSC’s Board of Directors since August 2004 and will remain on the Board.

B. William Weidner

On March 4, 2009, two members of the LVSC Board of Directors met with William P. Weidner, the Company’s President and Chief Operating Officer, and informed Mr. Weidner that the Company was hiring Mr. Leven to replace him. The Company and Mr. Weidner attempted to negotiate the terms of Mr. Weidner’s departure for the next several days, but were unable to reach agreement.

On March 8, 2009, Mr. Weidner notified the Company that he was resigning from his positions at the Company for Good Reason, as defined in the employment agreement between Mr. Weidner and the Company, dated as of November 14, 2004, and amended as of December 31, 2008 (the “Employment Agreement”). Mr. Weidner also notified the Company that he was resigning from all of his positions at the Company’s affiliates and from the LVSC Board of Directors.

The Company believes that the March 4, 2009 meeting with Mr. Weidner served as notice to Mr. Weidner that he would no longer be employed by the Company.

In his resignation letter, Mr. Weidner stated that, as disclosed in LVSC’s periodic reports commencing with the report on Form 10-Q for the quarter ended September 30, 2008, he has had, and continued to have, outstanding differences with the Chairman and Chief Executive Officer about the management of the Company. A copy of Mr. Weidner’s letter is attached as Exhibit 99.1 to this report.

On March 9, 2009, LVSC issued a press release announcing Mr. Leven’s appointment and Mr. Weidner’s departure. The press release is attached as Exhibit 99.2 to this report and is incorporated by reference into this Item.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.
EXHIBIT NO.	DESCRIPTION
99.1	Letter, dated March 8, 2009, from William P. Weidner to Las Vegas Sands, Inc.
99.2	Press Release, dated March 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 9, 2009

LAS VEGAS SANDS CORP.
By:	/s/ Sheldon G. Adelson
Name: Sheldon G. Adelson Title: Chairman of the Board, Chief Executive Officer and Director

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION
99.1	Letter, dated March 8, 2009, from William P. Weidner to Las Vegas Sands, Inc.
99.2	Press Release, dated March 9, 2009.